Exhibit 99.1

Pixelworks Reports Second Quarter 2026 Financial Results

PORTLAND, Ore., August 11, 2026 – Pixelworks, Inc. (NASDAQ: PXLW) (“Pixelworks” or the “Company”), a provider of innovative cinematic and enhanced visualization solutions, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 and Recent Highlights
•Secured Kinepolis Group’s endorsement and preferred exhibition of TrueCut Motion-enhanced versions of theatrical titles on Kinepolis’ Laser Ultra large format screens across Europe and North America
•Announced partnership with China Film CINITY Co., Ltd., expanding the TrueCut Motion ecosystem and prioritizing advanced TrueCut Motion grading technology in CINITY’s premium large format theaters
•Repurchased $3.2 million of shares of common stock under the Company’s stock repurchase program
•Ended the second quarter with cash and cash equivalents of approximately $53 million

“Having completed Pixelworks’ transformation into a pure-play technology licensing company earlier in the year, we are fully focused on building and scaling a global licensing business around our TrueCut Motion and visualization solutions,” stated Todd DeBonis, Chairman and CEO of Pixelworks. “During the second quarter, we continued to expand the TrueCut Motion ecosystem through newly announced partnerships with both CINITY and Kinepolis Group. These additional endorsements of TrueCut Motion-enhanced content strengthen our growing network of leading exhibitors committed to bringing TrueCut Motion to premium large format screens across key international markets.

“To-date, we have made significant headway on expanding our network of premium exhibitors, and we remain on track to grow the slate of TrueCut Motion-enhanced content with work currently underway on multiple titles for release in the coming quarters. We are well capitalized and expect to demonstrate further momentum in the second half of the year as we execute on our strategic growth objectives as a global technology licensing company.”

Conference Call Information
Pixelworks will host a conference call today, August 11, 2026, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:

Second Quarter 2026 Conference Call
Date: Tuesday, August 11, 2026
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here

Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.

Pixelworks, Inc.
Pixelworks (NASDAQ: PXLW) is a technology licensing company specializing in cinematic visualization solutions, including industry-leading content creation, delivery and display processing solutions that enable highly authentic viewing experiences with superior visual quality. Pixelworks has more than 20 years of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services.

About TrueCut Motion
TrueCut Motion is a powerful video platform from Pixelworks that provides filmmakers with a new palette for motion. It enables shot-by-shot motion grading, allowing creators to manage judder, motion blur, and frame rates to achieve a consistent, cinematic look across all screens. For more information on TrueCut Motion, visit: www.truecutmotion.com

Note: Pixelworks, the Pixelworks logo, Truecut Motion and Truecut are trademarks of Pixelworks, Inc.

Note Regarding Financial Statements
As previously announced, on January 6, 2026, the Company completed the transaction to sell its shares in Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a subsidiary of Pixelworks (“Pixelworks Shanghai”), to a special purpose entity led by VeriSilicon Microelectronics (Shanghai). The contribution from the Pixelworks Shanghai semiconductor subsidiary to the operating results of the Company for the three and six months ended June 30, 2026 was determined to be immaterial. Therefore, the Company’s reported financial results contained in today’s press release do not include discontinued operations activity from the first several days of January 2026 before the sale closed.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements regarding the expansion and adoption of TrueCut Motion technology and the Company’s strategy to grow as a global technology licensing business. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net	$64	$159	$510	$159
Cost of revenue	25	46	218	53
Gross profit	39	113	292	106
Operating expenses:
Research and development (1)	1,195	896	2,160	1,866
Selling, general and administrative (2)	2,114	1,728	4,317	3,842
Restructuring	94	—	2,089	—
Total operating expenses	3,403	2,624	8,566	5,708
Loss from operations	(3,364)	(2,511)	(8,274)	(5,602)
Interest income and other	578	27	897	64
Loss before income taxes	(2,786)	(2,484)	(7,377)	(5,538)
Provision (benefit) for income taxes	10	96	(12)	(143)
Net loss from continuing operations	(2,796)	(2,580)	(7,365)	(5,395)
Net income (loss) from discontinued operations, net of income taxes	—	(4,345)	85,153	(9,550)
Net income (loss)	(2,796)	(6,925)	77,788	(14,945)
Less: Net loss attributable to redeemable non-controlling interest and non-controlling interest	—	218	—	477
Net income (loss) attributable to Pixelworks, Inc.	$(2,796)	$(6,707)	$77,788	$(14,468)

Net loss from continuing operations per share - basic and diluted	$(0.44)	$(0.49)	$(1.16)	$(1.04)
Net income (loss) from discontinued operations per share:
Basic	$—	$(0.82)	$13.47	$(1.85)
Diluted	$—	$(0.82)	$13.22	$(1.85)
Net income (loss) attributable to Pixelworks, Inc. per share:
Basic	$(0.44)	$(1.27)	$12.30	$(2.80)
Diluted	$(0.44)	$(1.27)	$12.07	$(2.80)
Weighted average shares outstanding:
Basic	6,294	5,282	6,323	5,166
Diluted	6,294	5,282	6,443	5,166

PIXELWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$52,888	$11,243
Prepaid expenses and other current assets	525	568
Current assets held for sale	—	38,422
Total current assets	53,413	50,233
Property and equipment, net	215	205
Operating lease right-of-use assets	430	704
Other assets, net	51	121
Total assets	$54,109	$51,263
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$519	$—
Accrued liabilities and current portion of long-term liabilities	957	1,972
Current portion of income taxes payable	26	43
Current liabilities held for sale	—	18,005
Total current liabilities	1,502	20,020
Operating lease liabilities, net of current portion	165	298
Income taxes payable, net of current portion	461	508
Deferred tax liability	—	31
Total liabilities	2,128	20,857
Commitments and contingencies
Redeemable non-controlling interest	—	28,600
Shareholders’ equity:
Preferred stock	—	—
Common stock	505,507	504,405
Treasury stock, at cost	(3,192)	—
Accumulated other comprehensive income	257	2,882
Accumulated deficit	(450,591)	(528,379)
Total Pixelworks, Inc. shareholders’ equity (deficit)	51,981	(21,092)
Non-controlling interest	—	22,898
Total shareholders' equity	51,981	1,806
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$54,109	$51,263

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com